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                                                                   Exhibit 10.14


                                AMENDMENT NO. 1
                                    TO THE
                             ARCO CHEMICAL COMPANY
                         KEY MANAGEMENT DEFERRAL PLAN
                     -----------------------------------
Pursuant to the power of amendment reserved therein, the following amendment is hereby made to the ARCO Chemical Company Key Management Deferral Plan (the "Plan") effective as of October 22, 1992.

1.     Article IV, Section 2 of the Plan is amended to read as follows:


       "Section 2.    Form and Time of Retirement Distribution

       2.1 Retirement Distributions shall be paid at the time and in the form of benefit elected by the Participant for each Deferral Unit made by the Deferral Commitment contained in the applicable Participation Agreement. A Participant's election shall be irrevocable, except that a Participant may request, by application to the Administrative Committee, approval of a change of the prior election at any time prior to retirement or commencement of benefits, or in the case of installment payments, following commencement of payments, for any Deferral Unit. Such approval may be granted (i) without any reduction in, or imposition of any penalty on the Participant's Account, provided that the Administrative Committee determines, upon application of the Participant, that the Participant has experienced a Financial Hardship justifying the request for a change of election or the Adminstrative Committee, in its sole discretion, determines that it is appropriate to grant the Participant's request. Absent an election by the Participant of the form and/or commencement date of the Retirement Distribution, payment will be made in a lump sum immediately following the Participant's date of retirement.

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      2.2    The available forms and times of payment upon retirement are as follows:


             (a)   Lump Sum.  A single payment at retirement.
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             (b)   Installment Payments.  Monthly installment payments in
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                   substantially equal payments of principal and interest over payment periods prescribed and communicated by the Administrative Committee in advance of the applicable Deferral Period. The amount of each of the monthly installments shall be redetermined effective as of January 1 of each year based on the remaining Account balance and the remaining number of installment payments.

             (c)   Deferred Payments. A lump sum or installment payments
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                   commencing subsequent to retirement at one of the optional deferral times prescribed and communicated by the Administrative Committee in advance of the applicable Deferral Period."

2.    Article IV, Section 5(c) of the Plan is amended as follows:


      "(c) Timing and Form of In-Service Distribution.  The In-Service
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           Distribution shall commence at a time prescribed by the
           Administrative Committee and in the form elected by the Participant on the Participation Agreement at the time the Deferral Commitment was made; provided, however, that if the Participant terminates employment without a right to commence a retirement allowance under the Retirement Plan, the In-Service Distribution election shall be canceled and distribution shall be made pursuant to Section 3 of this Article, and provided, further, that if the Participant terminates employment with a right to commence a retirement allowance, the In-Service

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            Distribution election shall be canceled and distribution will be made pursuant to Section 2 of this Article."

3.          Article IV, Section 6 of the Plan is amended as follows:

            "Section 6.  Unscheduled Distributions
            6.1 Upon a finding that a Participant has suffered a Financial Hardship, following submission of an application by the Participant, the Administrative Committee shall make a distribution of all or a portion of the Participant's Account, without any reduction in, or imposition of any penalty on, the Participant's Account, consistent with the finding of Financial Hardship but in no event exceeding the amount of the Participant's request. The distribution shall be made as soon as administratively practicable following the finding of Financial Hardship.

            6.2 A Participant may apply for a distribution of all or part of his Account, without regard to any condition of Financial Hardship. Such distribution shall be made as soon as practicable following the Participant's application and shall be subject to whatever penalty, in the form of a forfeiture of a percentage of the amount requested and/or a suspension of participation as determined by the Administrative Committee upon the advice of Counsel for the Plan as is deemed necessary to preclude the constructive receipt of taxable income by any Participant in the Plan.


            6.3 Counsel for the Plan shall review legal and tax developments to assure continuous compliance with the relevant authorities governing plan design to prevent constructive receipt and shall advise the Administrative Committee in writing in advance of any change in its most

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          recent written advice on the penalty which is to be imposed.

          6.4 The Company shall notify Participants in writing of this amendment and of the specific, currently effective penalty as described under
          Section 6.2, and shall update this written notification periodically and in advance of any subsequent change of which it is notified under
          Section 6.3, unless administratively impossible to do so, in which case such notification shall be provided no later than 30 days following the effective date of the change."

4.        Section 11.1(b) of the Plan is deleted.

Executed this 22nd day of March, 1993.


Attest                                  ARCO CHEMICAL COMPANY


By: /s/ Robert J. Millstone             By: /s/ Frank W. Welsh
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                                           Frank W. Welsh
                                           Vice President
                                           Human Resources

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